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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

  BB&T Corporation, a North Carolina corporation, is a multi-bank holding company. The table below sets forth all of BB&T's subsidiaries as to State or Jurisdiction of Organization and Percentage of Voting Securities Owned as well as their relationship to BB&T. All of the subsidiaries listed below are included in the consolidated financial statements, and no separate financial statements are submitted for any subsidiary.

                                                                 Percentage
                                          State or Jurisdiction  of Voting
Subsidiary                                   of Organization    Shares Owned
----------                                --------------------- ------------
Branch Banking and Trust Company            North Carolina          100%
BB&T Financial Corporation of South
 Carolina                                   South Carolina          100%
BB&T Financial Corporation of Virginia      Virginia                100%
Regional Acceptance Corporation             North Carolina          100%
Money 24, Inc.                              North Carolina          100%
Scott & Stringfellow, Inc.                  Virginia                100%
Scott & Stringfellow Realty, Inc.           Virginia                100%
Scott & Stringfellow Capital Management     Virginia                100%
Phillips Factors Corporation                North Carolina          100%
Refloat, Inc.                               North Carolina          100%
Unified Investors Life Insurance Company    Arizona                 100%
BB&T Bankcard Corporation                   Georgia                 100%
Grey Hawk, Inc.                             Nevada                  100%
First Citizens Bank of Georgia              Georgia                 100%
First Citizens Bank (Newnan)                Georgia                 100%
Carroll County Bank and Trust Company       Maryland                100%
Mason-Dixon Merger Sub, Inc.                Maryland                100%
Mason-Dixon Capital Trust                   Maryland                100%
Mason-Dixon Capital Trust II                Maryland                100%
Mason-Dixon Business Services, LLC          Maryland                100%
Rose Shanis Financial Services, LLC         Maryland                100%
Buy Insurance, LLC                          Maryland                100%
The Matewan National Bank                   West Virginia           100%
Matewan Bank, FSB                           Kentucky                100%
Matewan Venture Fund, Inc.                  West Virginia           100%
First Liberty Bank                          Georgia                 100%
Liberty Properties                          Georgia                 100%
MainStreet Capital Trust                    Virginia                100%
BB&T Savings Corporation                    North Carolina          100%(21)
Franklin Community Development
 Corporation                                Washington, D.C.        100%(21)
BB&T Leasing Corporation                    North Carolina          100%(1)
BB&T Investment Services, Inc.              North Carolina          100%(1)
BB&T Insurance Services, Inc.               North Carolina          100%(1)
Grey Eagle, Inc.                            Delaware                100%(1)
Prime Rate Premium Finance Corporation,
 Inc.                                       South Carolina          100%(1)
Agency Technologies, Inc.                   South Carolina          100%(1)
Farr Associates, Inc.                       North Carolina          100%(1)
AutoBase Information Systems, Inc.          North Carolina           51%(1)
W.E. Stanley, Inc.                          North Carolina          100%(1)
BB&T Credit Participation Company           Georgia                 100%(1)
BB&T Small Business Loan Company            Maryland                100%(1)
BB&T Service Corp                           Nevada                  100%(1)
Workmen's Service Corporation               North Carolina          100%(1,21)
First Savings Service Corporation           North Carolina          100%(1,21)
Fay-Charl Corporation                       North Carolina          100%(1,21)
Peoples Service Corporation of
 Thomasville                                North Carolina          100%(1,21)
Guaranty Financial Services, Inc.           North Carolina          100%(1,21)
North Carolina Trustee Company              North Carolina          100%(1,21)

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
                                                                    Percentage
                                            State or Jurisdiction   of Voting
Subsidiary                                     of Organization     Shares Owned
----------                                  ---------------------- ------------
BT Financial Corporation                    North Carolina          100%(1,21)
MASSLA Corporation                          Maryland                100%(1,21)
150 Corporation                             North Carolina          100%(1,21)
Branch Banking and Trust Company of South
 Carolina                                   South Carolina          100%(2)
Investor Services, Inc.                     South Carolina          100%(4,21)
FICORP of South Carolina                    South Carolina          100%(4,21)
BB&T Realty Corporation                     North Carolina          100%(4,21)
Branch Banking and Trust Company of
 Virginia                                   Virginia                100%(3)
Freedom Financial Services, Inc.            Virginia                100%(5)
Southside Services Corporation              Virginia                100%(5,21)
Century Mortgage Inc.                       Virginia                100%(5,21)
Virginia First Investment Corp.             Virginia                100%(5,21)
Colony Financial                            Virginia                100%(5,21)
Fidelity Service Corporation                Virginia                100%(5,21)
Life Financial Services Corporation         Virginia                100%(5,21)
Regional Acceptance Investment Corporation
 of Nevada                                  Nevada                  100%(7)
Regu Insurance Services, Inc.               North Carolina          100%(7)
Greenville Car Mart, Inc.                   North Carolina          100%(7)
Regional Fidelity Reinsurance Limited       British Virgin Islands   99%(7)
Mountain Financial Corporation              Virginia                100%(6)
National Mortgage Acceptance Corp           Virginia                 51%(6)
Phillips Financial Corporation              North Carolina          100%(8)
Sheffield Financial Corporation             North Carolina          100%(9)
BB&T Loan Participation Company             Georgia                 100%(20)
Newnan Financial Services, Inc.             Georgia                 100%(10)
Citizens Mortgage Group, Inc.               Georgia                 100%(10)
Arnall Insurance Agency                     Georgia                 100%(11)
Jefferson Ventures, Inc.                    Georgia                 100%(11)
Carrollco Insurance, Inc.                   Maryland                100%(12)
Skylight Investment Corporation             Delaware                100%(12)
Bank of Maryland                            Maryland                100%(13)
Sterling Title Holdings, Inc.               Maryland                100%(14)
Sterling I, Inc.                            Maryland                100%(15)
Sterling III, Inc.                          Maryland                100%(15)
Matewan Insurance and Investments, Inc.     West Virginia           100%(16)
Matewan Title Agency, LLC                   West Virginia            60%(17)
Matewan Real Estate Holdings, Inc.          West Virginia           100%(16)
Matewan Realty Inc.                         West Virginia           100%(18)
Green and Gold Investments                  Delaware                100%(19)
OFC Capital                                 Georgia                 100%(19)
Liberty Mortgage Corp                       Georgia                 100%(19)
First Freedom Investments                   Georgia                 100%(19)
First Freedom Insurance Agency              Georgia                 100%(19)
New South Financial Services                Georgia                 100%(19)

--------
 (1)Owned by Branch Banking and Trust Company (North Carolina)
 (2)Owned by BB&T Financial Corporation of South Carolina
 (3)Owned by BB&T Financial Corporation of Virginia
 (4)Owned by Branch Banking and Trust Company of South Carolina
 (5)Owned by Branch Banking and Trust Company of Virginia
 (6)Owned by Scott & Stringfellow, Inc.
 (7)Owned by Regional Acceptance Corporation
 (8)Owned by Phillips Factors Corporation
 (9)Owned by Refloat, Inc.
(10)Owned by First Citizens Bank (Newnan)
(11)Owned by Newnan Financial Services, Inc.
(12)Owned by Carroll County Bank and Trust
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(13) Owned by Mason-Dixon Merger Sub, Inc.
(14) Owned by Bank of Maryland
(15) Owned by Sterling Title Holdings, Inc.
(16) Owned by The Matewan National Bank
(17) Owned by Matewan Insurance and Investments, Inc.
(18) Owned by Matewan Real Estate Holdings, Inc.
(19) Owned by First Liberty Bank
(20) Owned by BB&T Small Business Loan Company
(21) Inactive